As filed with the Securities and Exchange Commission on May 23, 2003	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRAGE LOGIC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

77-0416232

(I.R.S. Employer Identification No.)

47100 Bayside Parkway, Fremont, California	94538

(Address of Principal Executive Offices)	(Zip Code)

IN-CHIP SYSTEMS, INC. 2001 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

(Full Title of the Plan)

Adam A. Kablanian
President and Chief Executive Officer
Virage Logic Corporation
47100 Bayside Parkway
Fremont, California 94538

(Name and Address of Agent for Service)

(510) 360-8000

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount to Be	Offering Price	Aggregate	Amount of
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee

Common stock, par value $.001	150,991 shares	$5.60	$844,795	$68.34

(1)  Represents additional shares issuable upon exercise of stock options granted under the In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan prior to the acquisition of In-Chip Systems, Inc. by Virage Logic Corporation, including such additional number of shares as may be required by reason of the anti-dilution provisions of such plan.

(2)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq Stock Market for May 21, 2003 for shares reserved for future issuance (pursuant to Rule 457(c) under the Securities Act).

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
Signatures
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

PART II
INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

     The shares being registered herein are additional shares of common stock authorized to be issued under the In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan. Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-90770) with respect to the In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Virage Logic Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

     (a)  The Annual Report on Form 10-K/A for the year ended September 30, 2002;

     (b)  The Quarterly Report on Form 10-Q/A for the period ended December 31, 2002;

     (c)  The Quarterly Report on Form 10-Q for the period ended March 31, 2003;

     (d)  The Current Report on Form 8-K filed with the Commission on November 26, 2002;

     (e)  The Current Report on Form 8-K filed with the Commission on January 3, 2003;

     (f)  The Current Report on Form 8-K filed with the Commission on February 18, 2003; and

     (g)  The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed July 20, 2000 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any amendments or reports filed for the purposes of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Amended and Restated Bylaws (1)

4.3	Specimen Stock Certificate (1)

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

10.1	Amended and Restated In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan (2)

23.1	Consent of Ernst & Young LLP, Independent Accountants

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3	Consent of Heller Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

     (1)  Incorporated by reference from the Registrant’s Registration Statement on Form S-1, File No. 333-36108, declared effective by the Commission on July 31, 2000.

     (2)  Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002

Signatures

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 23rd day of May, 2003.

VIRAGE LOGIC CORPORATION

By:	/s/ Adam A. Kablanian Adam A. Kablanian, President and Chief Executive Officer

Power of Attorney

     Each person whose signature appears below constitutes and appoints Adam A. Kablanian and James R. Pekarsky, or either of them, his true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him in his name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam A. Kablanian Adam A. Kablanian	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 23, 2003

/s/ James R. Pekarsky James R. Pekarsky	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 23, 2003

/s/ Richard Elkus, Jr. Richard Elkus, Jr.	Director	May 23, 2003

/s/ Michael Hackworth Michael Hackworth	Director	May 23, 2003

/s/ Alexander Shubat Alexander Shubat	Vice President, Chief Technical Officer, Secretary and Director	May 23, 2003

/s/ Michael Stark Michael Stark	Director	May 23, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Amended and Restated Bylaws (1)

4.3	Specimen Stock Certificate (1)

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

10.1	Amended and Restated In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan (2)

23.1	Consent of Ernst & Young LLP, Independent Accountants

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3	Consent of Heller Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

     (1)  Incorporated by reference from the Registrant’s Registration Statement on Form S-1, File No. 333-36108, declared effective by the Commission on July 31, 2000.

     (2)  Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002